Exhibit 10.11

November 24, 2009

Kayak Software Corporation,

a Delaware corporation

55 North Water Street

Norwalk, CT 06854

Attention: Leah Rounds

Re:

Lease Agreement (the “Lease”) dated August 7, 2008 between Jefferson at Maritime, L.P., a Delaware limited partnership (“Landlord”), and Kayak Software Corporation, a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Dear Leah:

I have attached a summary statement of the Additional Rent due for the calendar year 2009, as defined in Section 4(b) of the Lease Agreement. We have revised these numbers from what you may have previously seen from prior Ownership.

The expenses represent an estimate of actual expenses that will be incurred during 2009. These figures will be reconciled following year end in accordance with the Lease Agreement. Any overpayment will result in an account credit and any shortfall of additional rent will be billed back to you.

We understand there may have been some degree of confusion or disagreement involving the previous amounts owed which were submitted to you by prior Ownership. New Ownership, and Greystar as their managing agent, are very interested in resolving this matter and bringing your account to a current status. We believe the amounts reflected in the attached statement are fair, accurate and supportable.

Kindly remit payment by December 1st. If you have any questions in the interim, please contact Justin Gaboury, Jefferson at Maritime Community Manager, at (203) 899-9924 or myself at (508) 653-0249. If you wish to discuss in greater detail, we would be happy to meet in person.

Sincerely,

/s/ Kathleen Leito

Kathleen Leito

Regional Property Manager

Greystar

Cc:	Karen Klein, Kayak Software Corporation

Daniel R McConnell, New York Life Investment Management LLC

Justin Gaboury, Greystar Management Services

Letter of Statement

The supporting documentation as required by Exhibit C to the lease agreement is attached as Exhibit A to this letter of statement Per Exhibit C of the lease agreement, the tenant’s responsible share of Additional Rent is 4.40%.

	Annual Expense	Tenant Share at 4.40%
Common Area Maintenance	$653,050.00	$28,734.20
Real Estate Taxes	$153,377.18	$6,748.60
Total	$806,427.18	$35,482.80

	Breakdown of Tenants Share

March 2009 Prorate	$858.45	August 2009	$2,956.90
April 2009	$2,956.90	September 2009	$2,956.90
May 2009	$2,956.90	October 2009	$2,956.90
June 2009	$2,956.90	November 2009	$2,956.90
July 2009	$2,956.90	December 2009	$2,956.90

As stated in the lease agreement the Landlord may estimate and re-estimate the Additional Rent to be paid and deliver a copy of the estimate or re-estimate to the Tenant. Any amounts paid based on such estimates shall be subject to adjustment when the actual Operating Expenses and Taxes are available for the calendar year.

Jefferson at 55/77 Water Expense Allocation

2009 ESTIMATED ALLOCATABLE EXPENSES

ITEM	AMOUNT	NOTES
Window Washing	$7,000	Exterior window washing.

Life and Safety	$7,250	Annual Fire and Safety Test and Extinguisher Inspection.

Insurance	$49,100	Per Budget

On-Site Management	$130,000	Includes building manager, assistant manager salaries and fringe benefits.

Maintenance and Engineering	$115,500	Includes service supervisor, maintenance technician salaries and fringe benefits.

Grounds and Landscaping	$16,500	Seasonal contract at $22,000. 25% paid by condo A.
Administration	$10,700	Includes postage, office supplies, safety equipment.

Communications	$15,400	Includes office telephones, life safety lines, fax lines, internet lines and after hours emergency service.

Management Fee	$162,600	Contract fee to Greystar Management Services.
Snow Removal	$28,500	Based on seasonal contract at $38,000. 25% paid by condo A.

Exterior Upkeep	$7,200	Includes landscape supplies, roof repairs, exterior paint, exterior electrical, exterior light bulbs, walks and parking lots and exterior tools and equipment.

Building Exterior Lights	$47,000	Includes parking lot lots and building exterior lights.

*Water/Sewer	$32,700	Based on actuals of $43,600. 25% paid by condo A.

Refuse Removal	$23,600	Annual refuse removal contract.
TOTAL	$653,050

EXPENSE REIMBURSEMENTS
Total Operating Expenses	$653,050.00
Tenant Prorata Share	4.40%
Tenant Share of Operating Expenses	$28,734.20

Monthly Billing	$2,394.52
TAXES
2009 Taxes	$153,377.18
Tenant Prorata Share	4.40%
Tenant Share of Taxes	$6,748.60

Monthly Billing	$562.38
TOTAL MONTHLY BILLING	$2,956.90